UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2014

CHART ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-35762	45-2853218
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o The Chart Group, LP 75 Rockefeller Plaza, 14th Floor New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 350-8205

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 6, 2014, Chart Acquisition Corp. (the “Company”) received a Nasdaq Staff Deficiency Letter indicating that the Company fails to comply with the annual meeting requirement for continued listing set forth in Nasdaq’s Listing Rules 5620(a) and 5620(b) and, therefore, our securities are subject to delisting from The Nasdaq Capital Market. The Company intends to request a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”) to review the Staff determination.  A hearing request would stay the suspension of the Company’s securities pending the Panel’s decision.  The Company expects to hold an annual meeting at the earliest practicable date.  However, there can be no assurance the Panel will grant the Company’s request for continued listing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 10, 2014	CHART ACQUISITION CORP.

	By:	/s/ Michael LaBarbera
Name: Michael LaBarbera
Title: Chief Financial Officer